Exhibit 21.1

                    WHOLE LIVING SUBSIDIARIES


Brain Garden, Inc.
     Nevada corporation

Vestrio Corporation
     Utah corporation
     dba:  Investrio

Simple Online Solutions, L.L.C.
     Utah limited liability company